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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in this Form 8-K dated January 12, 1999, related to the acquisition of Transition Systems, Inc. by Eclipsys Corporation, of our report dated November 16, 1998, on our audits of the financial statements of Transition Systems, Inc. as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996.





                        /s/ PricewaterhouseCoopers LLP
                            --------------------------

Boston, Massachusetts
January 12, 1999